UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report February 10, 2012

Commission File Number  000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

Effective February 9, 2012, the Board of Directors established the price of the CH2M HILL common stock at $57.01 per share.  This price is a 2.3% increase from the price of CH2M HILL common stock that was set by the CH2M HILL Board of Directors on November 10, 2011.  For an explanation of CH2M HILL’s historical financial performance, see CH2M HILL’s financial information included in CH2M HILL’s public filings with the United States Securities and Exchange Commission which may be accessed on the Commission’s web site located at http://www.sec.gov.

The next trade date on CH2M HILL’s internal market is March 9, 2012.  Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than February 24, 2012.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

The price of the CH2M HILL common stock is established by the Board of Directors pursuant to the following valuation methodology:

Share Price = [(7.8 x M x P) + (SE)]/CS

The following table sets forth information concerning the various factors and values used by the Board of Directors to determine the new stock price.  For an explanation of the factors and values used by the CH2M HILL Board of Directors in setting the price of the common stock, see the section titled “INTERNAL MARKET INFORMATION — Stock Price Determined by Board of Directors” in our prospectus dated March 23, 2010, which you can find at http://www.sec.gov or receive from CH2M HILL by calling (303) 771-0900.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)
			(in thousands)	(in thousands)	(in thousands)
February 9, 2012	$57.01	1.2	$124,121	$717,414	32,962

The factors and values in the table above are defined as follows:

(1)           “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described in our prospectus in determining the fair market value of the common stock.  This “M” component of our stock price valuation remained unchanged since the inception of the current ownership program in 2000 until the November 9, 2007 valuation, when it was changed by the Board of Directors from 1.0 to 1.2.

(2)           “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date, adjusted for any items that the Board of Directors determines should be excluded, as discussed below.

(3)           “SE” is CH2M HILL’s total shareholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board does not include in the “SE” parameter accumulated other comprehensive income (loss), and minority interests or non-controlling interests.

(4)           “CS” is based on the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 31,427,823.  On February 9, 2012, our Board of Directors determined that it would be in the best interest of CH2M HILL and our shareholders to modify the calculation of CS to treat substantial issuances of shares at any time during the four fiscal quarters immediately preceding the Trade Date as having been issued at the beginning of such four-quarter period.  Please see Modification of the Calculation of Common Stock Outstanding (“CS”) below for the rationale underlying this modification.

As described in our prospectus, under the CH2M HILL stock price valuation methodology, the Board of Directors has the discretion to review events and exclude nonrecurring or unusual transactions from certain of the parameters used in the stock price valuation.  Transactions are considered nonrecurring or unusual if the market would not generally take them into account in valuing an equity security.

Non-cash depreciation and amortization charges relating to acquisitions.  For the year ended December 31, 2011, CH2M HILL recognized certain non-cash depreciation and amortization charges relating to acquisitions, resulting in a reduction of our earnings (net of tax) in the total amount of $10.8 million.  The Board of Directors believes that these non-cash charges would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these acquisition costs from the “P” (profit after tax) parameter for stock valuation purposes.  These non-cash depreciation and amortization charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total shareholders’ equity).  The Board intends to treat these asset depreciation and amortization costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Modification of the Calculation of Common Stock Outstanding (“CS”). “CS’’ is based on the weighted-average number of shares of our common stock outstanding during the four fiscal quarters immediately preceding the Trade Date, calculated on a fully-diluted basis. By ‘‘fully-diluted’’ we mean that the calculations are made as if all outstanding options to purchase our common stock had been exercised and other ‘‘dilutive’’ securities were converted into shares of our common stock. In addition, our Board of Directors may determine, in its discretion, to adjust the weighted-average number of shares to reflect in an appropriate manner the impact of past or anticipated future issuances. For example, we include in CS as calculated an estimate of the weighted-average number of shares that we reasonably anticipate will be issued during the next four quarters under our stock-based compensation programs and employee benefit plans is included in this calculation. Similarly, on February 9, 2012, our Board of Directors determined the calculation of CS should be modified to permit the Board of Directors, in its discretion, to treat substantial issuances of shares during the four fiscal quarters immediately preceding the Trade Date as having been issued at the beginning of such four-quarter period.  The ‘‘CS’’ calculation is based on a fully-diluted number of shares, with appropriate adjustments, to take into account the issuance of all securities that have affected and will affect the per share value, thereby reaching a better representation of the share value over time. We include an estimate of the weighted-average number of shares that we reasonably anticipate will be issued during the next four quarters because have more than a 30-year history in making annual grants of stock-based compensation. Therefore, we believe that we have sufficient information to reasonably estimate the number of such ‘‘to be issued’’ shares.  This approach avoids an artificial variance in share value during the first calendar quarter of each year when the bulk of shares of our common stock are issued by us pursuant to our stock-based compensation programs. Similarly, if we make a substantial issuance of shares during the four fiscal quarters immediately preceding the Trade Date, using the weighted average of those shares may create an inappropriate variance in share value during the four fiscal quarters following the issuance. For example, if we use shares as all or part of the consideration for the acquisition of a business, the time-weighted average number of shares issued in the acquisition transaction would not match the impact of the transaction reflected in total shareholders’ equity (or SE) as described above. As a result, in the discretion of the Board of Directors, a substantial issuance of shares during the four-quarter period used to calculate CS for each Trade Date may be treated as having been issued at the beginning of such four-quarter period.

On February 9, 2012, our Board of Directors determined that it would be in the best interest of CH2M HILL and our shareholders to modify the calculation of CS to treat substantial issuances of shares at any time during the four fiscal quarters immediately preceding the Trade Date as having been issued at the beginning of such four-quarter period.  CH2M HILL determined that the issuance of shares as partial consideration for CH2M HILL’s acquisition of Halcrow Holdings Limited in November 2011 would result in a 1% artificial increase in the stock price for the first quarterly Trade Date after the fiscal quarter in which the transaction was completed because the shares issued in that transaction were issued only 51 days prior to year end.  As a result, under the valuation methodology, such shares would be included in the weighted-average number of shares used to calculate CS on the basis of 51/365 while the full amount of the increase to stockholders equity resulting from the Halcrow transaction would be included in the SE factor as at December 31, 2011.  CH2M HILL determined that the artificial increase in the stock price resulting from the Halcrow acquisition would not be material, but could potentially be material in connection with future transactions.  Such artificial variance in the calculation of the CS factor can be eliminated, under appropriate circumstances and solely for the purpose of determining the price of CH2M HILL common stock, by treating the transaction involving such substantial issuance of shares as having been completed at the beginning of the four-fiscal quarter period immediately preceding the Trade Date for which the fair value for CH2M HILL’s stock is being calculated.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
February 13, 2009	31.10	1.1%
May 7, 2009	32.54	4.6%
August 7, 2009	35.72	9.8%
November 6, 2009	40.91	14.5%
February 12, 2010	40.52	(1.0)%
May 6, 2010	41.13	1.5%
August 13, 2010	45.49	10.6%
November 12, 2010	46.49	2.2%
February 11, 2011	46.75	0.6%
May 5, 2011	50.43	7.9%
August 10, 2011	54.35	7.8%
November 11, 2011	55.71	2.5%
February 9, 2012	57.01	2.3%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: February 10, 2012	By:	/s/ MICHAEL A. LUCKI
Michael A. Lucki

Its: Senior Vice President and Chief Financial Officer